As filed with the Securities and Exchange Commission on November 23, 2005

Registration No. 333-124581

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

WESTLAKE CHEMICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	2801 Post Oak Boulevard, Suite 600 Houston, Texas 77056 (713) 960-9111	76-0346924
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

Stephen Wallace, Esq.

Vice President, General Counsel and Corporate Secretary

Westlake Chemical Corporation

2801 Post Oak Boulevard, Suite 600

Houston, Texas 77056

(713) 960-9111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

J. David Kirkland, Jr., Esq.

Timothy S. Taylor, Esq.

Baker Botts L.L.P.

910 Louisiana Street

One Shell Plaza

Houston, Texas 77002-4995

(713) 229-1234

Exact Name of Additional Registrants	Jurisdiction of Incorporation/Organization	I.R.S. Employer Identification Number
Geismar Holdings, Inc.	Delaware	33-1036002
GVGP, Inc.	Delaware	71-0921650
North American Bristol Corporation	Delaware	76-0669252
North American Pipe Corporation	Delaware	76-0370735
North American Profiles, Inc.	Delaware	76-0636880
Van Buren Pipe Corporation	Delaware	76-0441452
Westech Building Products, Inc.	Delaware	76-0498816
Westlake Chemical Holdings, Inc.	Delaware	76-0664308
Westlake Chemical Investments, Inc.	Delaware	76-0664309
Westlake Chemical Manufacturing, Inc.	Delaware	51-0405162
Westlake Chemical Products, Inc.	Delaware	51-0405164
Westlake Development Corporation	Delaware	76-0666307
Westlake International Corporation	Delaware	76-0377613
Westlake Management Services, Inc.	Delaware	76-0321065
Westlake NG I Corporation	Delaware	Pending
Westlake NG II Corporation	Delaware	Pending
Westlake Olefins Corporation	Delaware	52-1629821
Westlake Petrochemicals LP	Delaware	76-0553330
Westlake Polymers LP	Delaware	76-0144230
Westlake PVC Corporation	Delaware	76-0346192
Westlake Resources Corporation	Delaware	76-0321064
Westlake Styrene LP	Delaware	76-0294926
Westlake Vinyl Corporation	Delaware	76-0414632
Westlake Vinyls Company LP	Delaware	06-1641487
Westlake Vinyls, Inc.	Delaware	76-0542667
WPT LP	Delaware	76-0469048

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Debt Securities
Preferred Stock, par value $0.01 per share
Common Stock, par value $0.01 per share
Warrants
Guarantees of Debt Securities (2)
			$750,000,000	(3)(4)(5)
Common Stock, par value $0.01 per share (6)	10,000,000	$29.99	$299,900,000
Total			$1,049,900,000		$123,574	(7)

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average high and low reported sales prices of the common stock on The New York Stock Exchange on November 22, 2005.
(2)	Geismar Holdings, Inc., GVGP, Inc., North American Bristol Corporation, North American Pipe Corporation, North American Profiles, Inc., Van Buren Pipe Corporation, Westech Building Products, Inc., Westlake Chemical Holdings, Inc., Westlake Chemical Investments, Inc., Westlake Chemical Manufacturing, Inc., Westlake Chemical Products, Inc., Westlake Development Corporation, Westlake International Corporation, Westlake Management Services, Inc., Westlake NG I Corporation, Westlake NG II Corporation, Westlake Olefins Corporation, Westlake Petrochemicals LP, Westlake Polymers LP, Westlake PVC Corporation, Westlake Resources Corporation, Westlake Styrene LP, Westlake Vinyl Corporation, Westlake Vinyls Company LP, Westlake Vinyls, Inc. and WPT LP may fully and unconditionally guarantee any series of debt securities of Westlake Chemical Corporation. Pursuant to Rule 457(n) no separate fee is payable with respect to the guarantees of the debt securities being registered.
(3)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act and exclusive of accrued interest, distributions and dividends, if any.
(4)	In no event will the aggregate initial offering price of all securities issued from time to time by the Registrant pursuant to this Registration Statement exceed $750,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price of up to $750,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies, less the dollar amount of any securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder or other securities.
(5)	There is being registered hereunder such indeterminate number or amount of debt securities, preferred stock, common stock, warrants and guarantees of debt securities as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions.
(6)	Represents shares that may be sold from time to time by the securityholder named herein.
(7)	A fee of $88,275 was previously paid in connection with the initial filing of this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We and the selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion dated November 23, 2005

Prospectus

Westlake Chemical Corporation

Debt Securities

Preferred Stock

Common Stock

Warrants

We may issue and sell from time to time securities for a total offering price aggregating up to $750,000,000, and the selling stockholder named in this prospectus may sell from time to time up to 10,000,000 shares of our common stock. We will provide the specific terms of the securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. Our common stock is listed on the New York Stock Exchange under the symbol “WLK.”

Investing in our securities involves risk. You should carefully consider the risk factors described under “ Risk Factors” beginning on page 4 of this prospectus before you make any investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2005.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using a “shelf” registration process. Using this process, we and the selling stockholder may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that may be offered. Each time securities are sold pursuant to this prospectus, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of that offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any pricing supplement together with the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

You should rely only on the information we have provided or incorporated by reference in this prospectus, the prospectus supplement and any pricing supplement. Neither we nor the selling stockholder have authorized any person, including any salesman or broker, to provide you with additional or different information. We and the selling stockholder are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, the accompanying prospectus supplement and any pricing supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

ABOUT WESTLAKE CHEMICAL CORPORATION

We are a vertically integrated manufacturer and marketer of basic chemicals, vinyls, polymers and fabricated products. Our products include some of the most widely used chemicals in the world, which are fundamental to many diverse consumer and industrial markets, including flexible and rigid packaging, automotive products, coatings, residential and commercial construction as well as other durable and non-durable goods. We operate in two principal business segments, Olefins and Vinyls, and we are one of the few North American integrated producers of vinyls with substantial downstream integration into polyvinyl chloride, or PVC, fabricated products.

We began operations in 1986 after the Chao family acquired our first polyethylene plant, an Olefins segment business, near Lake Charles, Louisiana from Occidental Petroleum Corporation. We began our vinyls operations in 1990 with the acquisition of a vinyl chloride monomer, or VCM, plant in Calvert City, Kentucky from the Goodrich Corporation. In 1992, we commenced our Vinyls segment fabricated products operations after acquiring three PVC pipe plants. Since 1986, we have grown rapidly into an integrated producer of petrochemicals, polymers and fabricated products. We achieved this by acquiring 19 plants, constructing six new plants (including our joint venture in China) and completing numerous capacity or production line expansions.

We benefit from highly integrated production facilities that allow us to process raw materials into higher value-added chemicals and fabricated products. We have 9.2 billion pounds per year of active aggregate production capacity at 14 manufacturing sites in North America. We also have a 43% interest in a joint venture in China that operates a vinyls plant.

We are a Delaware corporation with our principal executive offices located at 2801 Post Oak Boulevard, Suite 600, Houston, Texas 77056. Our telephone number at such address is (713) 960-9111.

THE SUBSIDIARY GUARANTORS

One or more of our subsidiaries Geismar Holdings, Inc., GVGP, Inc., North American Bristol Corporation, North American Pipe Corporation, North American Profiles, Inc., Van Buren Pipe Corporation, Westech Building Products, Inc., Westlake Chemical Holdings, Inc., Westlake Chemical Investments, Inc., Westlake Chemical Manufacturing, Inc., Westlake Chemical Products, Inc., Westlake Development Corporation, Westlake International Corporation, Westlake Management Services, Inc., Westlake Olefins Corporation, Westlake NG I Corporation, Westlake NG II Corporation, Westlake Petrochemicals LP, Westlake Polymers LP, Westlake PVC Corporation, Westlake Resources Corporation, Westlake Styrene LP, Westlake Vinyl Corporation, Westlake Vinyls Company LP, Westlake Vinyls, Inc. and WPT LP may fully and unconditionally guarantee any series of debt securities offered by this prospectus, as set forth in a related prospectus supplement. These subsidiaries are sometimes referred to in this prospectus as possible Subsidiary Guarantors. The term “Subsidiary Guarantors” with respect to a series of debt securities refers to those subsidiaries listed above that guarantee that series of debt securities. The applicable prospectus supplement will name the Subsidiary Guarantors, if any, for that series of debt securities and will describe the terms of the guarantee by the Subsidiary Guarantors.

RISK FACTORS

You should carefully consider each of the following risks and all of the information set forth or incorporated by reference in this prospectus, including the risks described in our Annual Report on Form 10-K for the year ended December 31, 2004 in “Item 1. Business—Risk Factors” and any other documents we file with the SEC that are incorporated by reference in this prospectus, before investing in our securities.

Risks Related to our Principal Stockholder

We will be controlled by our principal stockholder, TTWF LP, and its affiliates as long as they own a majority of our outstanding common stock, and our other stockholders will be unable to affect the outcome of stockholder voting during that time.

As long as TTWF LP, which as of the date of this prospectus owns approximately 79% of our outstanding common stock (the “principal stockholder” or the “selling stockholder”), and its affiliates own, directly or indirectly, a majority of our outstanding common stock, they will be able to exert significant control over us, including the ability to elect our entire board of directors. Our other stockholders, by themselves, will not be able to affect the outcome of any stockholder vote. As a result, the principal stockholder, subject to any fiduciary duty owed to our minority stockholders under Delaware law, will be able to control all matters affecting us, including:

•	the composition of our board of directors and, through it, any determination with respect to our business direction and policies, including the appointment and removal of officers;

•	the determination of incentive compensation, which may affect our ability to retain key employees;

•	the allocation of business opportunities between the principal stockholder, or any successor thereof, any partner thereof, any person or entity that is controlled by the principal stockholder, controls the principal stockholder or is under common control with the principal stockholder (other than us and any entity that is controlled by us) and any director, employee or equity owner of any of the foregoing entities (collectively, the “Principal Stockholder Affiliates”), and us;

•	any determinations with respect to mergers or other business combinations;

•	our acquisition or disposition of assets;

•	our financing decisions and our capital raising activities;

•	the payment of dividends on our common stock;

•	amendments to our amended and restated certificate of incorporation or amended and restated bylaws; and

•	determinations with respect to our tax returns.

The principal stockholder is generally not prohibited from selling a controlling interest in us to a third party. Because we have elected not to be subject to Section 203 of the General Corporation Law of the State of Delaware, the principal stockholder, as a controlling stockholder, may find it easier to sell its controlling interest to a third party than if we had not taken such actions. See “Description of Capital Stock—Delaware Business Combination Statute” for a description of Section 203 and the potential positive and negative consequences, depending on the circumstances, of electing not to be subject to it.

Our interests may conflict with those of the Principal Stockholder Affiliates with respect to our past and ongoing business relationships, and because of the principal stockholder’s controlling ownership, we may not be able to resolve these conflicts on terms commensurate with those possible in arms-length transactions.

Our interests may conflict with those of the Principal Stockholder Affiliates in a number of areas relating to our past and ongoing relationships, including:

•	the solicitation and hiring of employees from each other;

•	the timing and manner of any sales or distributions by the principal stockholder of all or any portion of its ownership interest in us;

•	agreements with the Principal Stockholder Affiliates relating to corporate services that may be material to our business;

•	business opportunities that may be presented to the Principal Stockholder Affiliates and to our officers and directors associated with the Principal Stockholder Affiliates;

•	competition between Principal Stockholder Affiliates and us within the same lines of business; and

•	our dividend policy.

We may not be able to resolve any potential conflicts with the Principal Stockholder Affiliates, and even if we do, the resolution may be less favorable than if we were dealing with an unaffiliated party. Our amended and restated certificate of incorporation provides that the Principal Stockholder Affiliates have no duty to refrain from engaging in activities or lines of business similar to ours and that the Principal Stockholder Affiliates will not be liable to us or our stockholders for failing to present specified corporate opportunities to us. See “Description of Capital Stock—Transactions and Corporate Opportunities.”

Transfers of our common stock by the principal stockholder could adversely affect the rights of our stockholders and cause our stock price to decline.

The principal stockholder will be permitted to transfer a controlling interest in us without allowing our other stockholders to participate or realize a premium for their shares of common stock. A sale of a controlling interest to a third party may adversely affect the market price of our common stock and our business and results of operations because the change in control may result in a change of management decisions and business policy.

Risks Related to the Common Stock

Substantial sales of our common stock by the principal stockholder or us could cause our stock price to decline and issuances by us may dilute our stockholders’ ownership interest in our company.

We are unable to predict whether significant amounts of our common stock will be sold by the principal stockholder. Any sales of substantial amounts of our common stock in the public market by the principal stockholder or us, or the perception that these sales might occur, could lower the market price of our common stock. Further, if we issue additional equity securities to raise additional capital, our stockholders’ ownership interest in our company may be diluted and the value of their investment may be reduced.

The price of our common stock may be volatile.

The market price of our common stock could be subject to significant fluctuations. Among the factors that could affect our stock price are:

•	our operating and financial performance and prospects;

•	quarterly variations in the rate of growth of our financial indicators, such as earnings per share, net income and revenues;

•	changes in revenue or earnings estimates or publication of research reports by analysts;

•	speculation in the press or investment community;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	sales of our common stock by stockholders;

•	actions by institutional investors or by the principal stockholder;

•	fluctuations in oil and gas prices;

•	general market conditions, including fluctuations in commodity prices; and

•	U.S. and international economic, legal and regulatory factors unrelated to our performance.

The stock markets in general have experienced extreme volatility that has at times been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock and, as a result, an investment in our common stock.

If we are unable to pay regular dividends on our common stock, our stockholders may not receive funds without selling their common stock.

Since our initial public offering, we have paid a regular quarterly dividend of at least $0.02125 per share to holders of our common stock. Our board of directors declared a quarterly dividend of $0.0275 per share, payable on December 2, 2005, to stockholders of record as of the close of business on November 21, 2005. Any payment of future dividends will be at the discretion of our board of directors and will depend on, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends, and other considerations that our board of directors deems relevant. Our 8 3/4% senior notes, term loan agreement and revolving credit facility also include limitations on our payment of dividends. Accordingly, our stockholders may have to sell some or all of their common stock in order to generate cash flow from their investment. Our stockholders may not receive a gain on their investment when they sell their common stock and they may lose the entire amount of the investment.

Provisions in our charter documents or Delaware law may inhibit a takeover, which could adversely affect the value of our common stock.

Our amended and restated certificate of incorporation and amended and restated bylaws, as well as Delaware corporate law, contain provisions that could delay or prevent a change of control or changes in our management that a stockholder might consider favorable. These provisions apply even if the offer may be considered beneficial by some of our stockholders. If a change of control or change in management is delayed or prevented, the market price of our common stock could decline. Please read “Description of Capital Stock” for a description of these provisions.

Risks Related to the Debt Securities

Our holding company structure may affect our ability to make payments on the debt securities. Holders of debt securities may be structurally subordinated to the creditors of our subsidiaries.

We currently conduct our operations through subsidiaries, and our operating income and cash flow are generated by our subsidiaries. As a result, cash we obtain from our subsidiaries is the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries’ financial condition and operating requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations, including payments on the debt securities. In addition, holders of the debt securities will have a junior position to the claims of creditors, including trade creditors and tort claimants, of our subsidiaries to the extent that such subsidiaries do not guarantee such debt securities.

A holder’s right to receive payments on the debt securities is effectively subordinate to the rights of our existing and future secured creditors. Further, the guarantees of senior debt securities by the Subsidiary Guarantors are effectively subordinated to the guarantors’ existing and future secured indebtedness.

Holders of our secured indebtedness and the secured indebtedness of the Subsidiary Guarantors will have claims that are prior to the claims of holders of the senior debt securities to the extent of the value of the assets securing that other indebtedness. Notably, we and certain of our subsidiaries, including the Subsidiary Guarantors, are parties to a credit facility and term loan, which together are secured by liens on, among other things, our accounts receivable, inventory and some fixed assets. The senior debt securities will be effectively subordinated to all that secured indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured indebtedness will have prior claim to our assets that constitute their collateral. Holders of the senior debt securities will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the senior debt securities, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the senior debt securities. As a result, holders of senior debt securities may receive less, ratably, than holders of secured indebtedness.

A holder’s right to receive payments on the debt securities could be adversely affected if any of our non-guarantor subsidiaries declares bankruptcy, liquidates or reorganizes.

Some but not all of our subsidiaries may guarantee the debt securities. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of that subsidiary’s indebtedness and its trade creditors will generally be entitled to payment of their claims from the assets of the subsidiary before any assets are made available for distribution to us.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of the debt securities to return payments received from guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided or claims in respect of a guarantee could be subordinated to all other debts of the applicable guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee and either:

•	was insolvent or rendered insolvent by reason of such incurrence; or

•	was engaged or about to engage in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, a guarantor would be considered insolvent if, at the relevant time, the sum of its debts and other liabilities, including contingent liabilities, was greater than the sum of its assets at a fair valuation, and a guarantor that was generally not then paying its debts as they became due would be presumed to be insolvent.

We may incur additional debt ranking equal to the debt securities.

If we incur any additional debt that ranks equally with the debt securities, the holders of that debt will be entitled to share ratably with the holders of the debt securities in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of our company. This may have the effect of reducing the amount of proceeds paid to a holder of debt securities.

CAUTIONARY STATEMENTS ABOUT FORWARD LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides safe harbor provisions for forward-looking information. Certain of the statements contained in this prospectus are forward-looking statements. All statements, other than statements of historical facts, included in this prospectus that address activities, events or developments that we expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements can be identified by the use of words such as “believes,” “intends,” “may,” “should,” “could,” “anticipates,” “expected” or comparable terminology, or by discussions of strategies or trends. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurances that these expectations will prove to be correct. Forward-looking statements relate to matters such as:

•	industry outlook;

•	production capacities;

•	our ability to borrow additional funds under our credit facility;

•	our ability to meet our liquidity needs;

•	our intended quarterly dividends;

•	expected outcomes of legal and administrative proceedings and their expected effects on our financial position, results of operations and cash flows; and

•	compliance with present and future environmental regulations and costs associated with environmentally related penalties, capital expenditures and remedial actions.

We have based these statements on assumptions and analyses in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe were appropriate in the circumstances when the statements were made. Forward-looking statements by their nature involve substantial risks and uncertainties that could significantly impact expected results, and actual future results could differ materially from those described in such statements. While it is not possible to identify all factors, we continue to face many risks and uncertainties. Among the factors that could cause actual future results to differ materially are the risks and uncertainties discussed under “Risk Factors” in this prospectus and in our most recent Annual Report on Form 10-K and our other filings with the SEC and the following:

•	general economic and business conditions;

•	the cyclical nature of the chemical industry;

•	the availability, cost and volatility of raw materials and energy;

•	uncertainties associated with the United States and worldwide economies, including those due to political tensions in the Middle East and elsewhere;

•	current and potential governmental regulatory actions in the United States and regulatory actions and political unrest in other countries;

•	industry production capacity and operating rates;

•	the supply/demand balance for our products;

•	competitive products and pricing pressures;

•	access to capital markets;

•	terrorist acts;

•	operating interruptions (including leaks, explosions, fires, natural disasters, weather-related incidents, mechanical failure, unscheduled downtime, labor difficulties, transportation interruptions, spills and releases and other environmental risks);

•	changes in laws or regulations;

•	technological developments;

•	our ability to implement our business strategies; and

•	creditworthiness of our customers.

Many of such factors are beyond our ability to control or predict. Any of the factors, or a combination of these factors, could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. These forward-looking statements are not guarantees of our future performance, and our actual results and future developments may differ materially from those projected in the forward-looking statements. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels. Every forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statement.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes. These purposes may include:

•	repayment or refinancing of debt;

•	acquisitions;

•	working capital;

•	capital expenditures; and

•	repurchases and redemptions of securities.

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

We will not receive any proceeds from the sale of any shares of our common stock that may be sold by the selling stockholder.

RATIO OF EARNINGS TO FIXED CHARGES

We have presented in the table below our historical consolidated ratio of earnings to fixed charges for the periods shown.

	Nine Months Ended September 30,		Years Ended December 31,
	2005	2004	2004		2003		2002	2001	2000
Ratio of earnings to fixed charges	10.4x	4.1x	5.1	x	1.5	x	—	—	3.	0x

We have computed the ratios of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, “earnings” consist of earnings before income taxes plus fixed charges and equity distributions less net capitalized interest and equity investment income. “Fixed charges” consist of interest expense, capitalized interest and that portion of operating lease rental expense (one-third) we have deemed to represent the interest factor of such expense. For the years ended December 31, 2001 and 2002, earnings were inadequate to cover fixed charges by $118.4 million and $13.0 million, respectively.

No dividends accrued on any shares of our preferred stock for any period presented. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

DESCRIPTION OF DEBT SECURITIES

The debt securities covered by this prospectus will be our general unsecured obligations. We will issue senior debt securities under an indenture to be entered into among us, the possible Subsidiary Guarantors, and a trustee we will name in the prospectus supplement relating to the senior debt securities. We refer to this indenture as the senior indenture. We will issue subordinated debt securities under an indenture to be entered into among us, the possible Subsidiary Guarantors, and a trustee we will name in the prospectus supplement relating to subordinated debt securities. We refer to this indenture as the subordinated indenture. We refer to the senior indenture and the subordinated indenture collectively as the indentures. The indentures will be substantially identical, except for provisions relating to subordination.

We have summarized material provisions of the indentures, the debt securities and the guarantees below. This summary is not complete. We have filed the form of the senior indenture and the form of the subordinated indenture with the SEC as exhibits to the registration statement, and you should read the indentures for provisions that may be important to you. Please read “Where You Can Find More Information.”

In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to “we,” “us,” or “our” refer to Westlake Chemical Corporation only and not to any of its subsidiaries.

General

Neither indenture limits the amount of debt securities that may be issued under that indenture, and neither limits the amount of other unsecured debt or securities that we may issue. We may issue debt securities under the indentures from time to time in one or more series. No securities are outstanding under the indentures.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the date of original issuance and the offering price, and will be consolidated with, and form a single series with, such outstanding debt securities.

The senior debt securities will constitute our senior unsecured indebtedness and will rank equally in right of payment with all of our other unsecured and unsubordinated debt and senior in right of payment to all of our subordinated indebtedness. The senior debt securities will be effectively subordinated to, and thus have a junior position to, our secured indebtedness with respect to the assets securing that indebtedness. The subordinated debt securities will rank junior to all of our senior indebtedness and may rank equally with or senior to other subordinated indebtedness we may issue from time to time.

We currently conduct our operations through subsidiaries, and our operating income and cash flow are generated by our subsidiaries. As a result, cash we obtain from our subsidiaries is the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries’ financial condition and operating requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations, including payments on the debt securities. In addition, holders of the debt securities will have a junior position to the claims of creditors, including trade creditors and tort claimants, of our subsidiaries to the extent that such subsidiaries do not guarantee such debt securities.

Neither indenture contains any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction or upon a change of control. The indentures also do not contain provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

Terms

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	whether the debt securities will be senior or subordinated debt securities;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	whether and under what circumstances we will pay any additional amounts with respect to the debt securities;

•	whether debt securities are entitled to any guarantee of any Subsidiary Guarantors and the identity of any such Subsidiary Guarantors for that series and the terms of such guarantee if different than those set forth in the applicable indenture;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for optional redemption or early repayment;

•	any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities;

•	the denominations in which we will issue the debt securities if other than $1,000 and integral multiples of $1,000;

•	whether payments on the debt securities will be payable in foreign currency or currency unit or another form and whether payments will be payable by reference to any index or formula;

•	the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants described in this prospectus;

•	any restrictions or other provisions relating to the transfer or exchange of debt securities;

•	any terms for the conversion or exchange of the debt securities for other securities;

•	with respect to the subordinated indenture, any changes to the subordination provisions for the subordinated debt securities; and

•	any other terms of the debt securities not inconsistent with the applicable indenture.

We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell these debt securities, we will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Subordination

Under the subordinated indenture, payment of the principal of and any premium and interest on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt. Unless we inform you otherwise in the prospectus supplement, we may not make any payment of principal of or any premium or interest on the subordinated debt securities if:

•	we fail to pay the principal, interest, premium or any other amounts on any Senior Debt when due; or

•	we default in performing any other covenant (a “covenant default”) on any Senior Debt that we have designated if the covenant default allows the holders of that Senior Debt to accelerate the maturity of the Senior Debt they hold.

Unless we inform you otherwise in the prospectus supplement, a covenant default will prevent us from paying the subordinated debt securities only for up to 179 days after holders of the designated Senior Debt give the trustee for the subordinated debt securities notice of the covenant default.

The subordination does not affect our obligation, which is absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the subordinated indenture.

The subordinated indenture does not limit the amount of Senior Debt that we may incur. As a result of the subordination of the subordinated debt securities, if we become insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

Unless we inform you otherwise in the prospectus supplement, “Senior Debt” will mean,

•	all indebtedness or obligations for borrowed money;

•	all obligations evidenced by notes, bonds, debentures or other similar instruments;

•	all obligations in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), other than standby letters of credit, bid or performance bonds and other obligations issued in the ordinary course of business to the extent not drawn or, to the extent drawn, if such drawing is reimbursed not later than the third business day following demand for reimbursement;

•	all obligations to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business;

•	all capitalized lease obligations;

•	all debt of other persons secured by a lien on any asset of ours, whether or not such debt is assumed by us; and

•	all debt of other persons guaranteed by us, to the extent of such guarantee;

unless the indebtedness states that it is not senior to the subordinated debt securities or our other junior debt.

Guarantees

Each of the Subsidiary Guarantors, if any, with respect to a series of senior debt securities will fully and unconditionally guarantee on an unsecured basis the full and prompt payment of the principal of and any premium and interest on the debt securities of that series when and as the payment becomes due and payable, whether at maturity or otherwise. As used in this prospectus, the term “Subsidiary Guarantors” with respect to a series of debt securities refers to those subsidiaries listed under “The Subsidiary Guarantors” that guarantee that series of debt securities. The applicable prospectus supplement will name the Subsidiary Guarantors, if any, for that series of debt securities and will describe the terms of the guarantee by the Subsidiary Guarantors if they differ from the terms described in this prospectus. The guarantees provide that in the event of a default in the payment of principal of or any premium or interest on a debt security, the holder of that debt security may institute legal proceedings directly against the Subsidiary Guarantors to enforce the guarantees without first proceeding against us. If senior debt securities are so guaranteed, the guarantees will rank equally with all of the Subsidiary Guarantors’ other unsecured and unsubordinated debt from time to time outstanding and senior to any subordinated debt of the Subsidiary Guarantors. If subordinated debt securities are so guaranteed, the guarantees will be subordinated to all of the Subsidiary Guarantors’ other unsecured and unsubordinated debt from time to time outstanding.

The obligations of each Subsidiary Guarantor under its guarantee of the debt securities will be limited to the maximum amount that will not result in the obligations of the Subsidiary Guarantor under the guarantee constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to:

•	all other contingent and fixed liabilities of the Subsidiary Guarantor; and

•	any collections from or payments made by or on behalf of any other Subsidiary Guarantors in respect of the obligations of the Subsidiary Guarantor under its guarantee.

The guarantee of any Subsidiary Guarantor may be released under certain circumstances. If we exercise our legal or covenant defeasance option with respect to debt securities of a particular series as described below in “—Defeasance and Discharge,” then any Subsidiary Guarantor will be released with respect to that series. Further, if no default has occurred and is continuing under the applicable indenture, and to the extent not otherwise prohibited by the applicable indenture, a Subsidiary Guarantor will be unconditionally released and discharged from the guarantee:

•	automatically upon any sale, exchange or transfer, whether by way of merger or otherwise, to any person that is not our affiliate, of all of our equity interests in the Subsidiary Guarantor;

•	automatically upon the merger of the Subsidiary Guarantor into us or any other Subsidiary Guarantor or the liquidation and dissolution of the Subsidiary Guarantor; or

•	following delivery of a written notice by us to the trustee, upon the release of all guarantees by the Subsidiary Guarantor of any debt of ours for borrowed money, except for any series of debt securities under the indenture.

Consolidation, Merger and Sales of Assets

The indentures generally permit a consolidation or merger involving us or the Subsidiary Guarantors. They also permit the Subsidiary Guarantors or us to sell, lease, convey, assign, transfer or otherwise dispose of all or substantially all of our assets. We and the Subsidiary Guarantors have agreed, however, that we will not consolidate with or merge into any entity or sell, lease, convey, assign, transfer or dispose of all or substantially all of our assets to any entity unless:

(1) either

•	we or a Subsidiary Guarantor, as the case may be, are the continuing entity; or

•	in the case of us, the resulting entity is organized under the laws of the United States, any state thereof, or the District of Columbia, and, in any case, the resulting entity assumes by a supplemental indenture the due and punctual payments on the debt securities and the performance of our covenants and obligations under the applicable indenture; and

(2) immediately after giving effect to the transaction, no default or event of default under the applicable indenture has occurred and is continuing or would result from the transaction.

This covenant will not apply to any merger of another entity into us. Upon any transaction of the type described in and effected in accordance with this section, the resulting entity will succeed to and be substituted for and may exercise all of our rights and powers under the indenture and the debt securities with the same effect as if the resulting entity had been named as us in the indenture. In the case of any asset transfer or disposition other than a lease, when the resulting entity assumes all of our obligations and covenants under the applicable indenture and the debt securities, we will be relieved of all such obligations.

Events of Default

Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

•	our failure to pay interest on any debt security of that series for 30 days when due;

•	our failure to pay principal of or any premium on any debt security of that series when due;

•	our failure to deposit any sinking fund payment for 30 days when due;

•	our failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of other series of debt securities) for 60 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

•	specified events involving bankruptcy, insolvency or reorganization of Westlake Chemical Corporation or a Subsidiary Guarantor with respect to that series of debt securities that is a significant subsidiary (as defined in Regulation S-X promulgated by the SEC, as in effect on the date of the applicable indenture);

•	if applicable, specified events involving the guarantees; and

•	any other event of default provided for that series of debt securities.

A default under one series of debt securities will not necessarily be a default under any other series. If a default or event of default for any series of debt securities occurs, is continuing and is known to the trustee, the trustee will notify the holders of applicable debt securities within 90 days after it occurs. The trustee may withhold notice to the holders of the debt securities of any default or event of default, except in any payment on the debt securities, if the trustee in good faith determines that withholding notice is in the interests of the holders of those debt securities.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the applicable indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of Westlake Chemical Corporation or a Subsidiary Guarantor that is a significant subsidiary occurs, the principal of and accrued and unpaid interest on all the debt securities of that series will become immediately due and payable without any action on the part of the trustee or any holder. At any time after a declaration of acceleration has been made, the holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement and its consequences.

A holder of a debt security of any series issued under an indenture may pursue any remedy under that indenture only if:

•	the holder gives the trustee written notice of a continuing event of default with respect to that series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holders offer to the trustee indemnity satisfactory to the trustee against any loss, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

In most cases, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless those holders have offered to the trustee indemnity satisfactory to it. Subject to this provision for indemnification, the holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) generally may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.

If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his own affairs.

The indentures require us to furnish to the trustee annually a statement as to our performance of certain of our obligations under the indentures and as to any default in performance.

Modification and Waiver

We and the trustee may supplement or amend each indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (voting as one class). Without the consent of the holder of each debt security affected, however, no modification may:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest on the debt security;

•	reduce the principal of the debt security or change its stated maturity;

•	reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

•	change any obligation to pay additional amounts on the debt security;

•	make payments on the debt security payable in currency other than as originally stated in the debt security;

•	impair the holder’s right to institute suit for the enforcement of any payment on or with respect to the debt security;

•	make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;

•	with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security;

•	waive a continuing default or event of default regarding any payment on the debt securities; or

•	if applicable, make any change that materially and adversely affects the right to convert any debt security.

We and the trustee may supplement or amend each indenture or waive any provision of that indenture without the consent of any holders of debt securities issued under that indenture in certain circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

•	to provide any security for, or to add any guarantees of or obligors on, any series of debt securities;

•	to comply with any requirement to effect or maintain the qualification of that indenture under the Trust Indenture Act of 1939;

•	to add covenants that would benefit the holders of any debt securities or to surrender any rights we have under the indenture;

•	to add events of default with respect to any series of debt securities;

•	to make any change that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect; and

•	to establish the form or terms of any debt securities and to accept the appointment of a successor trustee, each as permitted under the indenture.

The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

Defeasance and Discharge

Defeasance. When we use the term defeasance, we mean discharge from some or all of our obligations under an indenture. If we deposit with the trustee under an indenture any combination of money or government securities sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due, then, at our option, either of the following will occur:

•	we and the Subsidiary Guarantors, if applicable, will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”); or

•	we and the Subsidiary Guarantors, if applicable, will no longer have any obligation to comply with specified restrictive covenants with respect to the debt securities of that series, the covenant described under “—Consolidation, Merger and Sales of Assets” and other specified covenants under the applicable indenture, and the related events of default will no longer apply (“covenant defeasance”).

If a series of debt securities is defeased, the holders of the debt securities of that series will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities, and if applicable, the Subsidiary Guarantors’ guarantees of the payments, will also survive.

Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes and that the holders would be subject to U.S.

federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

Under current U.S. federal income tax law, legal defeasance would likely be treated as a taxable exchange of debt securities to be defeased for interests in the defeasance trust. As a consequence, a United States holder would recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the debt securities and the value of the holder’s interest in the defeasance trust, and thereafter would be required to include in income a share of the income, gain or loss of the defeasance trust. Under current U.S. federal income tax law, covenant defeasance would not be treated as a taxable exchange of such debt securities.

Satisfaction and Discharge. In addition, an indenture will cease to be of further effect with respect to the debt securities of a series issued under that indenture, subject to exceptions relating to compensation and indemnity of the trustee under that indenture and repayment to us of excess money or government securities, when:

•	either

(a) all outstanding debt securities of that series have been delivered to the trustee for cancellation; or

(b) all outstanding debt securities of that series not delivered to the trustee for cancellation either:

•	have become due and payable,

•	will become due and payable at their stated maturity within one year, or

•	are to be called for redemption within one year; and

•	we have deposited with the trustee any combination of money or government securities in trust sufficient to pay the entire indebtedness on the debt securities of that series when due; and

•	we have paid all other sums payable by us with respect to the debt securities of that series.

Governing Law

New York law will govern the indentures, the debt securities and the guarantees.

The Trustees

We will name the trustee under an indenture in the applicable prospectus supplement.

Each indenture contains limitations on the right of the trustee, if it or any of its affiliates is then our creditor or, if applicable, a creditor of a Subsidiary Guarantors, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee and its affiliates are permitted to engage in other transactions with us, and, if applicable, the Subsidiary Guarantors. If, however, the trustee acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the applicable indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.

Payments and Paying Agents

Unless we inform you otherwise in a prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day. For these purposes, unless we inform you otherwise in a prospectus supplement, a “business day” is any day that is not a Saturday, a Sunday or a day on which banking institutions in any of New York, New York, Houston, Texas or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Form, Exchange, Registration and Transfer

We will issue the debt securities in registered form, without interest coupons. Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent designated by us. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require payment of any transfer tax or similar governmental charge payable for that registration.

We will appoint the trustee as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents we initially designate, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.

In the case of any redemption of debt securities of a series or any repurchase of debt securities of a series required under the terms of the series, we will not be required to register the transfer or exchange of:

•	any debt security of that series during a period beginning 15 business days prior to the mailing of the relevant notice of redemption or repurchase and ending on the close of business on the day of mailing of such notice; or

•	any debt security of that series that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Book-Entry Debt Securities

We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

DESCRIPTION OF CAPITAL STOCK

General

The following descriptions are summaries of material terms of our common stock, preferred stock, amended and restated certificate of incorporation and amended and restated bylaws. Copies of our amended and restated certificate of incorporation and amended and restated bylaws have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you are urged to review these documents. Please read “Where You Can Find More Information.”

As of the date of this prospectus, our authorized capital stock consists of 150 million shares of common stock, par value $0.01 per share, and 50 million shares of preferred stock, par value $0.01 per share.

Common Stock

Each share of common stock entitles the holder to one vote on all matters on which holders are permitted to vote, including the election of directors. There are no cumulative voting rights. Accordingly, holders of a majority of the total votes entitled to vote in an election of directors will be able to elect all of the directors standing for election. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of the common stock will share equally on a per share basis any dividends when, as and if declared by the board of directors out of funds legally available for that purpose. If we are liquidated, dissolved or wound up, the holders of our common stock will be entitled to a ratable share of any distribution to stockholders, after satisfaction of all of our liabilities and of the prior rights of any outstanding class of our preferred stock. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and nonassessable.

Preferred Stock

Our board of directors has the authority, without stockholder approval, to issue shares of preferred stock from time to time in one or more series, and to fix the number of shares and terms of each such series. The board may determine the designation and other terms of each series, including the following:

•	dividend rates,

•	whether dividends will be cumulative or non-cumulative,

•	redemption rights,

•	liquidation rights,

•	sinking fund provisions,

•	conversion or exchange rights, and

•	voting rights.

The issuance of preferred stock, while providing us with flexibility in connection with possible acquisitions and other transactions, could adversely affect the voting power of holders of our common stock. It could also affect the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation.

The issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, could be used to discourage an attempt to obtain control of our company. For example, if, in the exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal was not in the best interest of our stockholders, the board could authorize the issuance of a series of preferred stock containing class voting rights that would enable the holder or holders of this series to prevent a change of control transaction or make it more difficult. Alternatively, a change of control transaction deemed by the board to be in the best interest of our stockholders could be facilitated by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the stockholders.

The prospectus supplement relating to any series of preferred stock that we may offer will include specific terms relating to the offering. We will file a form of certificate of designation with the SEC, and you should read the certificate of designation for provisions that may be important to you. The prospectus supplement will summarize the general terms of any such series of preferred stock.

Charter and Bylaw Provisions

Election and Removal of Directors

Our board of directors consists of between one and 11 directors, excluding any directors elected by holders of preferred stock pursuant to provisions applicable in the case of defaults. The exact number of directors will be fixed from time to time by resolution of the board. Our board of directors is divided into three classes serving staggered three-year terms, with only one class being elected each year by our stockholders. At each annual meeting of stockholders, directors will be elected to succeed the class of directors whose terms have expired. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors. In addition, no director may be removed except for cause, and directors may be removed for cause by an affirmative vote of shares representing a majority of the shares then entitled to vote at an election of directors. Any vacancy occurring on the board of directors and any newly created directorship may only be filled by a majority of the remaining directors in office.

Stockholder Meetings

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that special meetings of our stockholders may be called only by the chairman of our board of directors or a majority of the directors. Our amended and restated certificate of incorporation and our amended and restated bylaws specifically deny any power of any other person to call a special meeting.

Stockholder Action by Written Consent

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that holders of our common stock will not be able to act by written consent without a meeting, unless such consent is unanimous.

Amendment of Certificate of Incorporation

The provisions of our amended and restated certificate of incorporation described above under “—Election and Removal of Directors,” “—Stockholder Meetings” and “—Stockholder Action by Written Consent” may be amended only by the affirmative vote of holders of at least 75% of the voting power of our outstanding shares of voting stock, voting together as a single class. The affirmative vote of holders of at least a majority of the voting power of our outstanding shares of stock is generally required to amend other provisions of our amended and restated certificate of incorporation.

Amendment of Bylaws

Our amended and restated bylaws may generally be altered, amended or repealed, and new bylaws may be adopted, with:

•

the affirmative vote of a majority of directors present at any regular or special meeting of the board of directors called for that purpose, provided that any alteration, amendment or repeal of, or adoption of any bylaw inconsistent with specified provisions of the bylaws, including those related to special and annual meetings of stockholders, action of stockholders by written consent, classification of the board of directors, nomination of directors, special meetings of directors, removal of directors, committees of the board of directors and indemnification of directors and officers, requires the affirmative vote of at least 75% of all directors in office at a meeting called for that purpose, or

•	the affirmative vote of holders of 75% of the voting power of our outstanding shares of voting stock, voting together as a single class.

Other Limitations on Stockholder Actions

Our amended and restated bylaws also impose some procedural requirements on stockholders who wish to:

•	make nominations in the election of directors,

•	propose that a director be removed,

•	propose any repeal or change in our bylaws, or

•	propose any other business to be brought before an annual or special meeting of stockholders.

Under these procedural requirements, in order to bring a proposal before a meeting of stockholders, a stockholder must deliver timely notice of a proposal pertaining to a proper subject for presentation at the meeting to our corporate secretary along with the following:

•	a description of the business or nomination to be brought before the meeting and the reasons for conducting such business at the meeting,

•	the stockholder’s name and address,

•	the number of shares beneficially owned by the stockholder and evidence of such ownership, and

•	the names and addresses of all persons with whom the stockholder is acting in concert and a description of all arrangements and understandings with those persons, and the number of shares such persons beneficially own.

To be timely, a stockholder must generally deliver notice:

•	in connection with an annual meeting of stockholders, not less than 120 nor more than 180 days prior to the date on which the annual meeting of stockholders was held in the immediately preceding year, but in the event that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the preceding annual meeting of stockholders, a stockholder notice will be timely if received by us not later than the close of business on the later of (1) the 120th day prior to the annual meeting and (2) the 10th day following the day on which we first publicly announce the date of the annual meeting, or

•	in connection with the election of a director at a special meeting of stockholders, not less than 40 nor more than 60 days prior to the date of the special meeting, but in the event that less than 55 days’ notice or prior public disclosure of the date of the special meeting of the stockholders is given or made to the stockholders, a stockholder notice will be timely if received by us not later than the close of business on the 10th day following the day on which a notice of the date of the special meeting was mailed to the stockholders or the public disclosure of that date was made.

In order to submit a nomination for our board of directors, a stockholder must also submit any information with respect to the nominee that we would be required to include in a proxy statement, as well as some other information. If a stockholder fails to follow the required procedures, the stockholder’s proposal or nominee will be ineligible and will not be voted on by our stockholders.

Limitation on Liability of Directors

Our amended and restated certificate of incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duties as a director, except as required by applicable law, as in effect from time to time. Currently, Delaware law requires that liability be imposed for the following:

•	any breach of the director’s duty of loyalty to our company or our stockholders,

•	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law,

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, and

•	any transaction from which the director derived an improper personal benefit.

Our amended and restated bylaws provide that, to the fullest extent permitted by law, we will indemnify any officer or director of our company against all damages, claims and liabilities arising out of the fact that the person is or was our director or officer, or served any other enterprise at our request as a director, officer, employee, agent or fiduciary. We will reimburse the expenses, including attorneys’ fees, incurred by a person indemnified by this provision when we receive an undertaking to repay such amounts if it is ultimately determined that the person is not entitled to be indemnified by us. Amending this provision will not reduce our indemnification obligations relating to actions taken before an amendment.

Anti-Takeover Effects of Some Provisions

Some provisions of our amended and restated certificate of incorporation and amended and restated bylaws could make the following more difficult:

•	acquisition of control of us by means of a proxy contest or otherwise, or

•	removal of our incumbent officers and directors.

These provisions, as well as our ability to issue preferred stock, are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that the benefits of this increased protection outweigh the disadvantages of discouraging those proposals, because negotiation of those proposals could result in an improvement of their terms.

Transactions and Corporate Opportunities

Our amended and restated certificate of incorporation includes provisions that regulate and define the conduct of specified aspects of the business and affairs of our company. These provisions serve to determine and delineate the respective rights and duties of our company, our principal stockholder, TTWF LP, and its direct and indirect equity owners and directors, officers, employees, partners or equity owners of such entities (the “Principal Stockholder Affiliates”), and some of our directors and officers in anticipation of the following:

•	the Principal Stockholder Affiliates serving as our directors and/or officers,

•	the Principal Stockholder Affiliates engaging in lines of business that are the same as, or similar to, our lines of business,

•	the Principal Stockholder Affiliates having an interest in the same areas of corporate opportunity as we have, and

•	we and the Principal Stockholder Affiliates engaging in material business transactions.

We may enter into agreements with the Principal Stockholder Affiliates to engage in any transaction. We may also enter into agreements with the Principal Stockholder Affiliates to compete or not to compete with each other, including agreements to allocate, or to cause our directors, officers and employees and the Principal Stockholder Affiliates to allocate, opportunities between the Principal Stockholder Affiliates and us. Our amended and restated certificate of incorporation provides that no such agreement will be considered contrary to any fiduciary duty of the Principal Stockholder Affiliates, as our direct and indirect controlling stockholders, or our directors, officers or employees. Neither the Principal Stockholder Affiliates nor any of our directors, officers or employees who are also Principal Stockholder Affiliates are under any fiduciary duty to us to refrain from acting on our behalf or on behalf of the Principal Stockholder Affiliates in respect of any such agreement or transaction. These provisions are generally subject to the corporate opportunity obligations described below with which the Principal Stockholder Affiliates and our officers and directors who are also Principal Stockholder Affiliates must comply.

Under our amended and restated certificate of incorporation, the Principal Stockholder Affiliates have no duty to refrain from engaging in activities or lines of business similar to ours or from doing business with any of our clients, customers or vendors and, except as discussed in the above paragraph, the Principal Stockholder Affiliates will not be liable to us or our stockholders for breach of any fiduciary duty as a stockholder by reason of any of these activities. In addition, if the Principal Stockholder Affiliates or one of our directors or officers who is also a Principal Stockholder Affiliate acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both our company and the Principal Stockholder Affiliates, then neither the Principal Stockholder Affiliates nor any such person will have a duty to communicate or offer this corporate opportunity to us and will not be liable to us or our stockholders for breach of any fiduciary duty by reason of the fact that the Principal Stockholder Affiliates pursue or acquire the corporate opportunity for themselves, direct the corporate opportunity to another person or do not communicate information regarding the corporate opportunity to us, so long as the Principal Stockholder Affiliates act in a manner consistent with the following policy: A corporate opportunity offered to the Principal Stockholder Affiliates or to any person who is one of our officers or directors and who is also a Principal Stockholder Affiliate will belong to the Principal Stockholder Affiliates, unless the opportunity was expressly offered in writing to the Principal Stockholder Affiliates solely in their capacity as direct and indirect stockholders of our company or to that person solely in his or her capacity as one of our directors or officers.

Anyone becoming one of our stockholders will be deemed to have notice of and consented to these provisions of our amended and restated certificate of incorporation. Our amended and restated certificate of incorporation provides that in no event shall any amendment of these provisions subject any Principal Stockholder Affiliate to liability for any act or omission occurring prior to such amendment for which such person would be deemed not to be liable under these provisions prior to such amendment.

Delaware Business Combination Statute

We have expressly elected not to be subject to Section 203 of the General Corporation Law of the State of Delaware, which is described below. However, our stockholders can amend our amended and restated certificate of incorporation and amended and restated bylaws to elect to be subject to Section 203. Section 203 provides that, subject to specified exceptions, an interested stockholder of a Delaware corporation is not permitted to engage in any business combination, including mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three-year period following the time that stockholder became an interested stockholder, unless one of the following conditions is met:

•	prior to the time the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction that resulted in the stockholder’s becoming an interested stockholder,

•	upon consummation of the transaction that resulted in the stockholder’s becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, other than statutorily excluded shares, or

•	on or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Except as otherwise set forth in Section 203, “interested stockholder” means:

•	any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination, and

•	the affiliates and associates of any such person.

If we ever become subject to Section 203, it may be more difficult for a person who is an interested stockholder to effect various business combinations with us for the applicable three-year period. Section 203, if it becomes applicable, also may have the effect of preventing changes in our management. It is possible that Section 203, if it becomes applicable, could make it more difficult to accomplish transactions which our stockholders may otherwise deem to be in their best interests. The provisions of Section 203, if it becomes applicable, may cause persons interested in acquiring us to negotiate in advance with our board of directors. The restrictions on business combinations set forth in Section 203 are not applicable to the principal stockholder so long as the principal stockholder holds 15% or more of our outstanding shares of common stock. Because we are not currently subject to Section 203, the principal stockholder, as a controlling stockholder, may find it easier to sell its controlling interest to a third party because Section 203 would not apply to the third party.

Listing of Common Stock

Our common stock is listed on the New York Stock Exchange under the symbol “WLK.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, common stock, preferred stock or other securities or any combination of the foregoing. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants that we may offer will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the debt securities, common stock, preferred stock or other securities purchasable upon exercise of the warrants, and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

SELLING STOCKHOLDER

In addition to covering the issuance and sale of securities by us, this prospectus covers the possible sale from time to time of up to 10,000,000 shares of our common stock by the selling stockholder listed below. As used in this prospectus, “selling stockholder” includes the successors-in-interest, donees, transferees or others who may later hold the selling stockholder’s interests and who will be named in a supplement to this prospectus.

The following table sets forth information as of October 27, 2005 regarding the beneficial ownership of the common stock held by the selling stockholder. Since the selling stockholder may sell none, all, or a portion of the 10,000,000 shares of our common stock included in the prospectus, no meaningful estimate can be given as to the amount or percentage of shares that will be held by the selling stockholder after completion of any sale by the selling stockholder.

Name and Address	Number of Shares	Percent of Stock (1)
TTWF LP (2) (3)	51,505,277	79.11%

(1)	Calculated as of October 27, 2005 based on 65,109,001 shares of common stock outstanding.

(2)	The address of the selling stockholder is 2801 Post Oak Boulevard, Houston, Texas 77056.

(3)	Two trusts for the benefit of members of the Chao family, including James Chao, our Chairman of the Board of Directors, Dorothy Jenkins, a director, and Albert Chao, our President and Chief Executive Officer and a director, are the managers of TTWFGP LLC, which is a general partner of TTWF LP. The limited partners of TTWF LP are five trusts principally for the benefit of members of the Chao family, including James Chao, Dorothy Jenkins and Albert Chao, and two corporations owned, indirectly or directly, by certain of these trusts and by other entities owned by members of the Chao family, including James Chao, Dorothy Jenkins and Albert Chao. TTWF LP and TTWFGP LLC each have shared voting power and shared dispositive power over the 51,505,277 shares. James Chao has sole voting power and sole dispositive power over 31,867 shares, sole voting and no dispositive power over 6,440 shares, and shared voting power and shared dispositive power over 51,505,277 shares. Dorothy C. Jenkins has sole voting power and sole dispositive power over 5,920 shares, sole voting power and no dispositive power over 781 shares, and shared voting power and shared dispositive power over 51,505,277 shares. Albert Chao has sole voting power and sole dispositive power over 15,500 shares, sole voting and no dispositive power over 8,782 shares, and shared voting power and shared dispositive power over 51,505,277 shares. James Chao, Dorothy C. Jenkins and Albert Chao disclaim beneficial ownership of the 51,505,277 shares held by TTWF except to the extent of their respective pecuniary interest therein.

Registration Rights Agreement

We are party to a registration rights agreement with the selling stockholder under which we have agreed, at the request of the selling stockholder, to use our best efforts to register shares of our common stock that are held by the selling stockholder for public sale under the Securities Act. As long as the selling stockholder owns a majority of the voting power of our outstanding common stock, there is no limit to the number of registrations that it may request. Once the selling stockholder owns less than a majority of the voting power of our outstanding common stock, it can request a total of five additional registrations. We have also agreed to provide the selling stockholder and its permitted transferees with “piggy-back” rights to include its shares in registrations of our common stock under the Securities Act. There is no limit on the number of these “piggy-back” registrations in which the selling stockholder may request its shares be included. These rights will terminate once the selling stockholder is able to dispose of all of its shares of our common stock within a three-month period pursuant to the exemption from registration provided under Rule 144 of the Securities Act. We have agreed to cooperate in these registrations and related offerings. We and the selling stockholder have agreed to restrictions on the ability of each party to sell securities following registrations requested by either party. The shares that may be sold by the selling stockholder hereunder are included in this prospectus pursuant to the registration rights agreement.

PLAN OF DISTRIBUTION

We and the selling stockholder may sell the securities in and outside the United States (a) through underwriters or dealers, (b) directly to purchasers or (c) through agents. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the purchase price of the securities from us or the selling stockholder and, if the purchase price is not payable in U.S. dollars, the currency or composite currency in which the purchase price is payable;

•	the net proceeds to us or the selling stockholder from the sale of securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If we or the selling stockholder use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If we or the selling stockholder use dealers in the sale of securities, the securities will be sold directly to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We or the selling stockholder may sell the securities directly. In that event, no underwriters or agents would be involved. We or the selling stockholder may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us or the selling stockholder to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We or the selling stockholder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We or the selling stockholder will describe the terms of any such sales in the prospectus supplement.

Private Sales

Our common stock covered by this prospectus which qualifies for sale pursuant to Rule 144 under the Securities Act may be sold by the selling stockholder under Rule 144 rather than pursuant to this prospectus.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we or the selling stockholder may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing

We may offer and sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise, by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act of 1933.

Derivative Transactions

We or the selling stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock.

We, the selling stockholder or one of our respective affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

The third parties in any of the sale transactions described above will be underwriters and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

General Information

We or the selling stockholder may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Pursuant to the registration rights agreement described under “Selling Stockholder,” we have agreed to pay all of the costs, fees and expenses incurred by us incident to our registration of the resale of the selling stockholder’s common stock, as well as legal fees and expenses of counsel to the selling stockholder. We will not pay any commissions, fees and discounts of underwriters, brokers, dealers and agents with respect to shares of our common stock sold by the selling stockholder.

LEGAL OPINIONS

Certain legal matters in connection with this offering will be passed upon for us by Baker Botts L.L.P., Houston, Texas. Any underwriters will be advised about other issues relating to any offering by their own legal counsel, which firm will be named in the related prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1850, Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

This prospectus is part of a registration statement we have filed with the SEC relating to the securities we and the selling stockholder may sell. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and the schedules for more information about us, the selling stockholder and our securities. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its Web site.

We are incorporating by reference information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all the securities:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2004;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2005;

•	our current report on Form 8-K filed on September 15, 2005; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on July 30, 2004, as we may update that description from time to time.

We also are incorporating by reference all additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the effectiveness of the registration statement.

You may request a copy of these filings (other than an exhibit to those filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

Westlake Chemical Corporation

2801 Post Oak Boulevard, Suite 600

Houston, Texas 77056

Attention: Investor Relations

Telephone: (713) 960-9111

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses payable by Westlake Chemical Corporation, a Delaware corporation (“Westlake”), in connection with the offering described in this Registration Statement.

Registration fee	$123,574
Printing expenses	100,000
Accounting fees and expenses	100,000
Legal fees and expenses	100,000
Trustee fees and expenses	20,000
Rating agency fees	350,000
Miscellaneous	56,426

Total	$850,000

Item 15.	Indemnification of Directors and Officers.

Delaware Corporations. Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director, but not an officer in his or her capacity as such, to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision shall not eliminate or limit the liability of a director for (1) any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under section 174 of the Delaware General Corporation Law (the “DGCL”) for unlawful payment of dividends or stock purchases or redemptions or (4) any transaction from which the director derived an improper personal benefit.

The amended and restated certificate of incorporation of Westlake provides that, to the fullest extent of Delaware law, no Westlake director shall be liable to Westlake or its stockholders for monetary damages for breach of fiduciary duty as a director.

Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any type of proceeding, other than an action by or in the right of the corporation, because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation a director, officer, employee or agent of another corporation or other entity, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding if: (1) he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and (2) with respect to any criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses, including attorneys’ fees, actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made if the person is found liable to the corporation unless, in such a case, the court determines the person is nonetheless entitled to indemnification for such expenses. A corporation must also indemnify a present or former director or officer who has been successful on the merits or otherwise in defense of any proceeding, or in defense of any claim, issue or matter therein, against expenses, including attorneys’ fees, actually and reasonably incurred by him or her. Expenses, including attorneys’ fees, incurred by a director or officer, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and the advancement of expenses is not exclusive of any other rights a person may be entitled to under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Under the DGCL, the termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that a person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Delaware law also provides that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against any liability asserted against and incurred by such person, whether or not the corporation would have the power to indemnify such person against such liability.

Westlake’s amended and restated certificate of incorporation and amended and restated bylaws authorize indemnification of any person entitled to indemnity under law to the full extent permitted by law. The bylaws of Geismar Holdings, Inc., GVGP, Inc., North American Bristol Corporation, North American Profiles, Inc., Westlake Chemical Holdings, Inc., Westlake Chemical Investments, Inc., Westlake Chemical Manufacturing, Inc., Westlake Chemical Products, Inc., Westlake Development Corporation, Westlake NG I Corporation, Westlake NG II Corporation and Westlake Vinyls, Inc. require indemnification of officers, directors, employees and agents to the extent permitted by the DGCL. The bylaws of Van Buren Pipe Corporation and Westech Building Products, Inc. require indemnification of directors and officers to the fullest extent permitted by applicable law and such indemnification must be approved by a two-thirds vote of the board upon a determination by the board that indemnification is proper. The bylaws of North American Pipe Corporation, Westlake Management Services, Inc., Westlake Olefins Corporation, Westlake PVC Corporation, Westlake Resources Corporation and Westlake Vinyl Corporation contain no provisions regarding indemnification of officers or directors. The certificate of incorporation for Westlake International Corporation requires indemnification of officers and directors and allows indemnification of employees and agents, in each case to the extent permitted by the DGCL.

Delaware Limited Partnerships. Subject to such standards and restrictions as are set forth in its limited partnership agreement, the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands. The limited partnership agreement for each Delaware limited partnership that is a registrant provides that (1) the general partner’s obligation to perform are performable only to the extent that the partnership has funds available and (2) neither the general partner nor its affiliates shall ever be personally liable to involuntarily furnish its or their own funds for any such purposes, to respond in damages or to render specific performance. The limited partners agree to look solely to the general partner’s partnership interest for recovery of any judgment against the general partner. So long as the general partner acts in good faith, it has no liability or obligation to the partnership or to any partner for any decision, act or omission, whether or not such decision, act or omission was (1) authorized or reasonably prudent or (2) the result of the exercise of good or bad business judgment.

Item 16.	Exhibits.†

Exhibit No.	Description of Exhibit

1.1	Form of Underwriting Agreement, relating to equity securities.

1.2	Form of Underwriting Agreement, relating to debt securities.

3.1*	Certificate of Incorporation of Geismar Holdings, Inc. as filed with the Delaware Secretary of State on December 26, 2002.

3.2*	By-Laws of Geismar Holdings, Inc.

3.3*	Certificate of Limited Partnership of Westlake Vinyls Company LP as filed with the Delaware Secretary of State on January 2, 2003.

3.4*	Certificate of Amendment to the Certificate of Limited Partnership of Westlake Vinyls Company LP as filed with the Delaware Secretary of State on January 8, 2003.

3.5	Certificate of Amendment to the Certificate of Limited Partnership of Westlake Vinyls Company LP as filed with the Delaware Secretary of State on August 1, 2005.

3.6*	Agreement of Limited Partnership of Westlake Vinyls Company LP.

3.7*	Certificate of Incorporation of GVGP, Inc. as filed with the Delaware Secretary of State on December 26, 2002.

3.8*	By-Laws of GVGP, Inc.

3.9*	Certificate of Incorporation of North American Bristol Corporation as filed with the Delaware Secretary of State on December 13, 2000.

3.10**	Certificate of Amendment of Certificate of Incorporation of North American Bristol Corporation as filed with the Delaware Secretary of State on June 21, 2004.

3.11*	By-Laws of North American Bristol Corporation.

3.12*	Certificate of Incorporation of North American Pipe Corporation as filed with the Delaware Secretary of State on May 29, 1992.

3.13*	Certificate of Amendment to the Certificate of Incorporation of North American Pipe Corporation as filed with the Delaware Secretary of State on July 7, 1992.

3.14*	Bylaws of North American Pipe Corporation.

3.15*	Certificate of Incorporation of North American Profiles, Inc. as filed with the Delaware Secretary of State on March 27, 2000.

3.16*	Certificate of Amendment to the Certificate of Incorporation of North American Profiles, Inc. as filed with the Delaware Secretary of State on August 1, 2000.

3.17*	By-Laws of North American Profiles, Inc.

3.18*	Certificate of Incorporation of Van Buren Pipe Corporation as filed with the Delaware Secretary of State on May 25, 1994.

3.19*	Certificate of Amendment to the Certificate of Incorporation of Van Buren Pipe Corporation as filed with the Delaware Secretary of State on December 13, 1995.

3.20*	By-Laws of Van Buren Pipe Corporation.

3.21*	Certificate of Incorporation of Westech Building Products, Inc. as filed with the Delaware Secretary of State on May 25, 1994.

Exhibit No.		Description of Exhibit

3.22	*	Certificate of Amendment to the Certificate of Incorporation of Westech Building Products, Inc. as filed with the Delaware Secretary of State on May 6, 1996.

3.23	*	By-Laws of Westech Building Products, Inc.

3.24	*	Certificate of Incorporation of Westlake Chemical Holdings, Inc. as filed with the Delaware Secretary of State on December 13, 2000.

3.25	*	By-Laws of Westlake Chemical Holdings, Inc.

3.26	*	Certificate of Incorporation of Westlake Chemical Investments, Inc. as filed with the Delaware Secretary of State on December 13, 2000.

3.27	*	By-Laws of Westlake Chemical Investments, Inc.

3.28	*	Certificate of Incorporation of Westlake Chemical Manufacturing, Inc. as filed with the Delaware Secretary of State on December 13, 2000.

3.29	*	By-Laws of Westlake Chemical Manufacturing, Inc.

3.30	*	Certificate of Incorporation of Westlake Chemical Products, Inc. as filed with the Delaware Secretary of State on December 13, 2000.

3.31	*	By-Laws of Westlake Chemical Products, Inc.

3.32	*	Certificate of Incorporation of Westlake Development Corporation as filed with the Delaware Secretary of State on December 13, 2000.

3.33	*	By-Laws of Westlake Development Corporation.

3.34	**	Certificate of Incorporation of Westlake International Corporation as filed with the Delaware Secretary of State on July 20, 1992.

3.35	**	Bylaws of Westlake International Corporation.

3.36	*	Certificate of Incorporation of Westlake Management Services, Inc. as filed with the Delaware Secretary of State on November 5, 1990.

3.37	*	Bylaws of Westlake Management Services, Inc.

3.38	*	Certificate of Incorporation of Westlake Olefins Corporation as filed with the Delaware Secretary of State on May 15, 1989.

3.39	*	Certificate of Amendment to the Certificate of Incorporation of Westlake Olefins Corporation as filed with the Delaware Secretary of State on July 20, 1992.

3.40	*	By-Laws of Westlake Olefins Corporation.

3.41	*	Certificate of Limited Partnership of Westlake Petrochemicals LP as filed with the Delaware Secretary of State on December 20, 2000.

3.42	*	Certificate of Amendment to the Certificate of Limited Partnership of Westlake Petrochemicals LP as filed with the Delaware Secretary of State on December 28, 2000.

3.43	*	Agreement of Limited Partnership of Westlake Petrochemicals LP.

3.44	*	Certificate of Limited Partnership of Westlake Polymers LP as filed with the Delaware Secretary of State on December 20, 2000.

3.45	*	Agreement of Limited Partnership of Westlake Polymers LP.

3.46	*	Certificate of Incorporation of Westlake PVC Corporation as filed with the Delaware Secretary of State on August 19, 1991.

Exhibit No.	Description of Exhibit

3.47*	Certificate of Amendment to the Certificate of Incorporation of Westlake PVC Corporation as filed with the Delaware Secretary of State on August 20, 1991.

3.48*	Bylaws of Westlake PVC Corporation.

3.49*	Certificate of Incorporation of Westlake Resources Corporation as filed with the Delaware Secretary of State on October 23, 1990.

3.50*	Bylaws of Westlake Resources Corporation.

3.51*	Certificate of Limited Partnership of Westlake Styrene LP as filed with the Delaware Secretary of State on December 20, 2000.

3.52*	Agreement of Limited Partnership of Westlake Styrene LP.

3.53*	Certificate of Incorporation of Westlake Vinyl Corporation as filed with the Delaware Secretary of State on June 8, 1990.

3.54*	Certificate of Amendment to the Certificate of Incorporation of Westlake Vinyl Corporation as filed with the Delaware Secretary of State on October 18, 1993.

3.55*	Certificate of Amendment to the Certificate of Incorporation of Westlake Vinyl Corporation as filed with the Delaware Secretary of State on November 4, 1993.

3.56*	Bylaws of Westlake Vinyl Corporation.

3.57*	Certificate of Incorporation of Westlake Vinyls, Inc. as filed with the Delaware Secretary of State on July 10, 1997.

3.58*	Certificate of Amendment to the Certificate of Incorporation of Westlake Vinyls, Inc. as filed with the Delaware Secretary of State on September 28, 2001.

3.59*	By-Laws of Westlake Vinyls, Inc.

3.60*	Certificate of Limited Partnership of WPT LP as filed with the Delaware Secretary of State on December 20, 2000.

3.61*	Agreement of Limited Partnership of WPT LP.

3.62	Certificate of Incorporation of Westlake NG I Corporation as filed with the Delaware Secretary of State on November 18, 2005.

3.63	Bylaws of Westlake NG I Corporation.

3.64	Certificate of Incorporation of Westlake NG II Corporation as filed with the Delaware Secretary of State on November 18, 2005.

3.65	Bylaws of Westlake NG II Corporation.

4.1***	Amended and Restated Certificate of Incorporation of Westlake as filed with the Delaware Secretary of State on August 6, 2004.

4.2***	Amended and Restated Bylaws of Westlake.

4.3	Form of Indenture between Westlake and the trustee thereunder (the “Senior Trustee”), relating to senior debt securities.

4.4	Form of Indenture between Westlake and the trustee thereunder (the “Subordinated Trustee”), relating to subordinated debt securities.

4.5***	Form of Westlake Common Stock Certificate.

Exhibit No.	Description of Exhibit

5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities.

12.1**	Statement of computation of ratio of earnings to fixed charges for the years ended December 31, 2004, 2003, 2002, 2001 and 2000.

12.2	Statement of computation of ratio of earnings to fixed charges for the nine months ended September 30, 2004 and 2005.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1**	Powers of Attorney.

†	Westlake will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock or warrants, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby, (iv) the Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Senior Trustee on Form T-1, (v) the Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Subordinated Trustee on Form T-1, and (vi) any required opinion of counsel to Westlake as to certain tax matters relative to securities offered hereby.
*	Incorporated by reference to Westlake’s Registration Statement on Form S-4 filed on September 22, 2003 under Registration No. 333-108982.
**	Previously filed.
***	Incorporated by reference to Westlake’s Registration Statement on Form S-1/A filed on August 9, 2004 under Registration No. 333-115790.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Subordinated Trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939 (the “Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 23rd day of November, 2005.

WESTLAKE CHEMICAL CORPORATION
WESTLAKE VINYLS COMPANY LP,
BY GVGP, INC., ITS GENERAL PARTNER GVGP, INC.
NORTH AMERICAN BRISTOL CORPORATION
WESTLAKE CHEMICAL HOLDINGS, INC.
WESTLAKE CHEMICAL INVESTMENTS, INC.
WESTLAKE INTERNATIONAL CORPORATION
WESTLAKE MANAGEMENT SERVICES, INC.
WESTLAKE OLEFINS CORPORATION
WESTLAKE NG I CORPORATION
WESTLAKE NG II CORPORATION
WESTLAKE PETROCHEMICALS LP,
BY WESTLAKE CHEMICAL INVESTMENTS, INC.,
ITS GENERAL PARTNER
WESTLAKE POLYMERS LP,
BY WESTLAKE CHEMICAL INVESTMENTS, INC.,
ITS GENERAL PARTNER
WESTLAKE PVC CORPORATION
WESTLAKE RESOURCES CORPORATION
WESTLAKE STYRENE LP,
BY WESTLAKE CHEMICAL HOLDINGS, INC., ITS GENERAL PARTNER
WESTLAKE VINYL CORPORATION
WESTLAKE VINYLS, INC.
WPT LP,
BY WESTLAKE CHEMICAL HOLDINGS, INC., ITS GENERAL PARTNER

By:	/S/ ALBERT CHAO
Name:	Albert Chao
Title:	President

GEISMAR HOLDINGS, INC.
WESTLAKE CHEMICAL MANUFACTURING, INC.
WESTLAKE CHEMICAL PRODUCTS, INC.
WESTLAKE DEVELOPMENT CORPORATION

By:	/S/ R. MICHAEL LOONEY
Name:	R. Michael Looney
Title:	President

NORTH AMERICAN PIPE CORPORATION
NORTH AMERICAN PROFILES, INC.
VAN BUREN PIPE CORPORATION
WESTECH BUILDING PRODUCTS, INC.

By:	/S/ WAYNE D. MORSE
Name:	Wayne D. Morse
Title:	President

WESTLAKE CHEMICAL CORPORATION

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 23rd day of November, 2005.

Signature	Title

/S/ ALBERT CHAO Albert Chao	President and Chief Executive Officer (Principal Executive Officer)

/S/ RUTH I. DREESSEN Ruth I. Dreessen	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/S/ GEORGE J. MANGIERI George J. Mangieri	Vice President and Controller (Principal Accounting Officer)

*	Chairman of the Board of Directors
James Chao

/S/ ALBERT CHAO	Director
Albert Chao

*	Director
Robert T. Blakely

*	Director
Dorothy C. Jenkins

*	Director
Max L. Lukens

*	Director
Dr. Gilbert R. Whitaker, Jr.

*	Director
Ruth I. Dreessen

*By:	/S/ ALBERT CHAO
Albert Chao Attorney-in-Fact

GEISMAR HOLDINGS, INC.

WESTLAKE CHEMICAL MANUFACTURING, INC.

WESTLAKE CHEMICAL PRODUCTS, INC.

WESTLAKE DEVELOPMENT CORPORATION

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 23rd day of November, 2005.

Signature	Title

* R. Michael Looney	President and Director

* Harold F. Kalbach, Jr.	Director

*By:	/S/ ALBERT CHAO
Albert Chao Attorney-in-Fact

WESTLAKE VINYLS COMPANY LP, BY GVGP, INC., ITS GENERAL PARTNER,

GVGP, INC.

NORTH AMERICAN BRISTOL CORPORATION

WESTLAKE CHEMICAL HOLDINGS, INC.

WESTLAKE CHEMICAL INVESTMENTS, INC.

WESTLAKE INTERNATIONAL CORPORATION

WESTLAKE MANAGEMENT SERVICES, INC.

WESTLAKE NG I CORPORATION

WESTLAKE NG II CORPORATION

WESTLAKE OLEFINS CORPORATION

WESTLAKE PETROCHEMICALS LP, BY WESTLAKE CHEMICAL INVESTMENTS, INC.,

ITS GENERAL PARTNER

WESTLAKE POLYMERS LP, BY WESTLAKE CHEMICAL INVESTMENTS, INC.,

ITS GENERAL PARTNER

WESTLAKE PVC CORPORATION

WESTLAKE RESOURCES CORPORATION

WESTLAKE STYRENE LP, BY WESTLAKE CHEMICAL HOLDINGS, INC., ITS GENERAL PARTNER WESTLAKE VINYL CORPORATION

WESTLAKE VINYLS, INC.

WPT LP, BY WESTLAKE CHEMICAL HOLDINGS, INC., ITS GENERAL PARTNER

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 23rd day of November, 2005.

Signature	Title

/S/ ALBERT CHAO Albert Chao	President and Director

NORTH AMERICAN PIPE CORPORATION

NORTH AMERICAN PROFILES, INC.

WESTECH BUILDING PRODUCTS, INC.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 23rd day of November, 2005.

Signature	Title

* Wayne D. Morse	President

/S/ ALBERT CHAO Albert Chao	Director

*By:	/S/ ALBERT CHAO
Albert Chao Attorney-in-Fact

VAN BUREN PIPE CORPORATION

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 23rd day of November, 2005.

Signature	Title

* Wayne D. Morse	President and Director

*By:	/S/ ALBERT CHAO
Albert Chao Attorney-in-Fact

INDEX TO EXHIBITS†

Exhibit No.	Description of Exhibit

1.1	Form of Underwriting Agreement, relating to equity securities.

1.2	Form of Underwriting Agreement, relating to debt securities.

3.1*	Certificate of Incorporation of Geismar Holdings, Inc. as filed with the Delaware Secretary of State on December 26, 2002.

3.2*	By-Laws of Geismar Holdings, Inc.

3.3*	Certificate of Limited Partnership of Westlake Vinyls Company LP as filed with the Delaware Secretary of State on January 2, 2003.

3.4*	Certificate of Amendment to the Certificate of Limited Partnership of Westlake Vinyls Company LP as filed with the Delaware Secretary of State on January 8, 2003.

3.5	Certificate of Amendment to the Certificate of Limited Partnership of Westlake Vinyls Company LP as filed with the Delaware Secretary of State on August 1, 2005.

3.6*	Agreement of Limited Partnership of Westlake Vinyls Company LP.

3.7*	Certificate of Incorporation of GVGP, Inc. as filed with the Delaware Secretary of State on December 26, 2002.

3.8*	By-Laws of GVGP, Inc.

3.9*	Certificate of Incorporation of North American Bristol Corporation as filed with the Delaware Secretary of State on December 13, 2000.

3.10**	Certificate of Amendment of Certificate of Incorporation of North American Bristol Corporation as filed with the Delaware Secretary of State on June 21, 2004.

3.11*	By-Laws of North American Bristol Corporation.

3.12*	Certificate of Incorporation of North American Pipe Corporation as filed with the Delaware Secretary of State on May 29, 1992.

3.13*	Certificate of Amendment to the Certificate of Incorporation of North American Pipe Corporation as filed with the Delaware Secretary of State on July 7, 1992.

3.14*	Bylaws of North American Pipe Corporation.

3.15*	Certificate of Incorporation of North American Profiles, Inc. as filed with the Delaware Secretary of State on March 27, 2000.

3.16*	Certificate of Amendment to the Certificate of Incorporation of North American Profiles, Inc. as filed with the Delaware Secretary of State on August 1, 2000.

3.17*	By-Laws of North American Profiles, Inc.

3.18*	Certificate of Incorporation of Van Buren Pipe Corporation as filed with the Delaware Secretary of State on May 25, 1994.

3.19*	Certificate of Amendment to the Certificate of Incorporation of Van Buren Pipe Corporation as filed with the Delaware Secretary of State on December 13, 1995.

3.20*	By-Laws of Van Buren Pipe Corporation.

3.21*	Certificate of Incorporation of Westech Building Products, Inc. as filed with the Delaware Secretary of State on May 25, 1994.

3.22*	Certificate of Amendment to the Certificate of Incorporation of Westech Building Products, Inc. as filed with the Delaware Secretary of State on May 6, 1996.

3.23*	By-Laws of Westech Building Products, Inc.

Exhibit No.		Description of Exhibit

3.24	*	Certificate of Incorporation of Westlake Chemical Holdings, Inc. as filed with the Delaware Secretary of State on December 13, 2000.

3.25	*	By-Laws of Westlake Chemical Holdings, Inc.

3.26	*	Certificate of Incorporation of Westlake Chemical Investments, Inc. as filed with the Delaware Secretary of State on December 13, 2000.

3.27	*	By-Laws of Westlake Chemical Investments, Inc.

3.28	*	Certificate of Incorporation of Westlake Chemical Manufacturing, Inc. as filed with the Delaware Secretary of State on December 13, 2000.

3.29	*	By-Laws of Westlake Chemical Manufacturing, Inc.

3.30	*	Certificate of Incorporation of Westlake Chemical Products, Inc. as filed with the Delaware Secretary of State on December 13, 2000.

3.31	*	By-Laws of Westlake Chemical Products, Inc.

3.32	*	Certificate of Incorporation of Westlake Development Corporation as filed with the Delaware Secretary of State on December 13, 2000.

3.33	*	By-Laws of Westlake Development Corporation.

3.34	**	Certificate of Incorporation of Westlake International Corporation as filed with the Delaware Secretary of State on July 20, 1992.

3.35	**	Bylaws of Westlake International Corporation.

3.36	*	Certificate of Incorporation of Westlake Management Services, Inc. as filed with the Delaware Secretary of State on November 5, 1990.

3.37	*	Bylaws of Westlake Management Services, Inc.

3.38	*	Certificate of Incorporation of Westlake Olefins Corporation as filed with the Delaware Secretary of State on May 15, 1989.

3.39	*	Certificate of Amendment to the Certificate of Incorporation of Westlake Olefins Corporation as filed with the Delaware Secretary of State on July 20, 1992.

3.40	*	By-Laws of Westlake Olefins Corporation.

3.41	*	Certificate of Limited Partnership of Westlake Petrochemicals LP as filed with the Delaware Secretary of State on December 20, 2000.

3.42	*	Certificate of Amendment to the Certificate of Limited Partnership of Westlake Petrochemicals LP as filed with the Delaware Secretary of State on December 28, 2000.

3.43	*	Agreement of Limited Partnership of Westlake Petrochemicals LP.

3.44	*	Certificate of Limited Partnership of Westlake Polymers LP as filed with the Delaware Secretary of State on December 20, 2000.

3.45	*	Agreement of Limited Partnership of Westlake Polymers LP.

3.46	*	Certificate of Incorporation of Westlake PVC Corporation as filed with the Delaware Secretary of State on August 19, 1991.

3.47	*	Certificate of Amendment to the Certificate of Incorporation of Westlake PVC Corporation as filed with the Delaware Secretary of State on August 20, 1991.

3.48	*	Bylaws of Westlake PVC Corporation.

3.49	*	Certificate of Incorporation of Westlake Resources Corporation as filed with the Delaware Secretary of State on October 23, 1990.

3.50	*	Bylaws of Westlake Resources Corporation.

Exhibit No.	Description of Exhibit

3.51*	Certificate of Limited Partnership of Westlake Styrene LP as filed with the Delaware Secretary of State on December 20, 2000.

3.52*	Agreement of Limited Partnership of Westlake Styrene LP.

3.53*	Certificate of Incorporation of Westlake Vinyl Corporation as filed with the Delaware Secretary of State on June 8, 1990.

3.54*	Certificate of Amendment to the Certificate of Incorporation of Westlake Vinyl Corporation as filed with the Delaware Secretary of State on October 18, 1993.

3.55*	Certificate of Amendment to the Certificate of Incorporation of Westlake Vinyl Corporation as filed with the Delaware Secretary of State on November 4, 1993.

3.56*	Bylaws of Westlake Vinyl Corporation.

3.57*	Certificate of Incorporation of Westlake Vinyls, Inc. as filed with the Delaware Secretary of State on July 10, 1997.

3.58*	Certificate of Amendment to the Certificate of Incorporation of Westlake Vinyls, Inc. as filed with the Delaware Secretary of State on September 28, 2001.

3.59*	By-Laws of Westlake Vinyls, Inc.

3.60*	Certificate of Limited Partnership of WPT LP as filed with the Delaware Secretary of State on December 20, 2000.

3.61*	Agreement of Limited Partnership of WPT LP.

3.62	Certificate of Incorporation of Westlake NG I Corporation as filed with the Delaware Secretary of State on November 18, 2005.

3.63	Bylaws of Westlake NG I Corporation.

3.64	Certificate of Incorporation of Westlake NG II Corporation as filed with the Delaware Secretary of State on November 18, 2005.

3.65	Bylaws of Westlake NG II Corporation.

4.1***	Amended and Restated Certificate of Incorporation of Westlake as filed with the Delaware Secretary of State on August 6, 2004.

4.2***	Amended and Restated Bylaws of Westlake.

4.3	Form of Indenture between Westlake and the trustee thereunder (the “Senior Trustee”), relating to senior debt securities.

4.4	Form of Indenture between Westlake and the trustee thereunder (the “Subordinated Trustee”), relating to subordinated debt securities.

4.5***	Form of Westlake Common Stock Certificate.

5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities.

12.1**	Statement of computation of ratio of earnings to fixed charges for the years ended December 31, 2004, 2003, 2002, 2001 and 2000.

12.2	Statement of computation of ratio of earnings to fixed charges for the nine months ended September 30, 2004 and 2005.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1**	Powers of Attorney.

†	Westlake will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock or warrants, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby, (iv) the Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Senior Trustee on Form T-1, (v) the Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Subordinated Trustee on Form T-1, and (vi) any required opinion of counsel to Westlake as to certain tax matters relative to securities offered hereby.
*	Incorporated by reference to Westlake’s Registration Statement on Form S-4 filed on September 22, 2003 under Registration No. 333-108982.
**	Previously filed.
***	Incorporated by reference to Westlake’s Registration Statement on Form S-1/A filed on August 9, 2004 under Registration No. 333-115790.